EXHIBIT 99.2


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of The Oilgear Savings Plus Plan (the "Plan") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas
J. Price, Chief Financial Officer of The Oilgear Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


/s/ Thomas J. Price
-------------------------------
Thomas J. Price
Chief Financial Officer
June 30, 2003



This written statement is being furnished to the Securities and Exchange Commission as an exhibit to Form 11-K. A signed original of this statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to The Oilgear Company and will be retained by The Oilgear Company and furnished to the Securities and Exchange Commission or its staff upon request.





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